UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2007

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.))

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) New Director

On August 21, 2007, The Dow Chemical Company ("the Company") filed a Form 8-K reporting that Dennis H. Reilley had been elected Director of the Company but as of that date had not been named to any Board committees. On October 11, 2007, the Board of Directors of the Company elected Mr. Reilley as a member of the Audit Committee and the Environment, Health and Safety Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2007

THE DOW CHEMICAL COMPANY

By: /s/ William H. Weideman

Name: William H. Weideman

Title: Vice President and Controller